Exhibit (a)(137)

VOYA INVESTORS TRUST

AMENDMENT #123 TO THE AMENDED AND RESTATED AGREEMENT AND

DECLARATION OF TRUST

Effective: January 21, 2026

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to

1.Re-designate VY CBRE Real Estate Portfolio to VY Columbia Real Estate Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

Voya Balanced Income Portfolio

VY CBRE Global Real Estate Portfolio

VY Columbia Real Estate Portfolio

Voya Global Perspectives Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

Voya Inflation Protected Bond Plus Portfolio

VY Invesco Growth and Income Portfolio

VY JPMorgan Emerging Markets Equity Portfolio

VY JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

VY Morgan Stanley Global Franchise Portfolio

ING Multi-Manager International Small Cap Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Aggressive Portfolio

Voya Retirement Moderate Portfolio

Voya Retirement Moderately Aggressive Portfolio

VY T. Rowe Price Capital Appreciation Portfolio

VY T. Rowe Price Equity Income Portfolio

VY T. Rowe Price International Stock Portfolio

Voya U.S. Stock Index Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Jody T. Foster

Jody T. Foster, as Trustee

/s/ Martin J. Gavin

Martin J. Gavin, as Trustee

/s/ Dennis Johnson

Dennis Johnson, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Sheryl K. Pressler

Sheryl K. Pressler, as Trustee

/s/ Christopher P. Sullivan Christopher P. Sullivan, as Trustee

/s/ Christian G. Wilson Christian G. Wilson, as Trustee

/s/ Mark R. Wetzel

Mark R. Wetzel, as Trustee